                            LEASE AGREEMENT
BY AND BETWEEN:


                            Cedar Brook Corporate Center, L.P.

                                                                     "Landlord"


                      - and -


                                  Enamelon, Inc.

                                                                       "Tenant"


PREMISES:   7 Cedar Brook Drive
            Cranbury, New Jersey 08512


DATED:      February 24,1998

                                TABLE OF CONTENTS

1.    LEASED PREMISES.....................................................   1
2.    TERM OF LEASE.......................................................   1
3.    CONSTRUCTION........................................................   1
4.    RENT................................................................   2
5.    PARKING AND USE OF EXTERIOR AREA....................................   3
6.    USE.................................................................   3
7.    REPAIRS AND MAINTENANCE.............................................   3
8.    COMMON AREA EXPENSES. TAXES AND INSURANCE...........................   4
9.    SIGNS...............................................................   5
10.   ASSIGNMENT AND SUBLETTING...........................................   5
11.   FIRE AND CASUALTY...................................................   6
12.   COMPLIANCE WITH LAWS. RULES AND REGULATIONS.........................   6
13.   INSPECTION BY LANDLORD..............................................   7
14.   DEFAULT BY TENANT...................................................   7
15.   LIABILITY OF TENANT FOR DEFICIENCY..................................   8
16.   NOTICES.............................................................   8
17.   NON-WAIVER BY LANDLORD..............................................   8
18.   RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS................   9
19.   NON-LIABILITY OF LANDLORD...........................................   9
20.   RESERVATION OF EASEMENT.............................................   9
21.   STATEMENT OF ACCEPTANCE.............................................   9
22.   FORCE MAJEURE.......................................................   9
23.   STATEMENTS BY LANDLORD AND TENANT...................................   9
24.   CONDEMNATION........................................................   10
25.   LANDLORDS REMEDIES..................................................   10
26.   QUIET ENJOYMENT.....................................................   10
27.   SURRENDER OF PREMISE................................................   10
28.   INDEMNITY...........................................................   11

29.   LEASE CONSTRUCTION..................................................   11
30.   BIND AND INURE CLAUSE...............................................   11
31.   INCLUSIONS..........................................................   11
32.   DEFINITION OF TERM "LANDLORD".......................................   11
33.   COVENANTS OF FURTHER ASSURANCES.....................................   11
34.   COVENANT AGAINST LIENS..............................................   11
35.   SUBORDINATION.......................................................   12
36.   EXCULPATION OF LANDLORD.............................................   12
37.   NET RENT............................................................   12
38.   SECURITY............................................................   12
39.   BROKERAGE...........................................................   12
40.   LATE CHARGES........................................................   12
41.   OPTION TO RENEW.....................................................   12
42.   ADDITIONAL LEASED SPACE.............................................   13
43.   PRESS RELEASES......................................................   13

                  AGREEMENT, made January 1, 1998, between Cedar Brook Corporate Center, L.P., 1000 Eastpark Blvd., Cranbury, New Jersey 08512, "Landlord"; and Enamelon, Inc., 758 Route 18, Room 102, East Brunswick, NJ 08816, "Tenant".

                                   WITNESSETH:

                  WHEREAS, the Landlord intends to lease to the Tenant a portion of 7 Cedar Brook Drive, Cranbury, New Jersey 08512, ("Leased Premises") constituting a portion of the office/industrial park known as Cedar Brook Corporate Center, L.P.; and

                  WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said lease;

                  NOW THEREFORE, in consideration of the promises set forth herein, the Landlord leases unto the Tenant and the Tenant rents from the Landlord the Leased Premises described in Paragraph 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

         1.       LEASED PREMISES

                  1.1 The Leased Premises shall consist of 17,906 square feet of office and laboratory space ("Original Space"), and 3,368 square feet of vacant space ("Expansion Space"), outside dimensions to center line of common wall, identified on the drawing attached hereto and made a part hereof as Schedule "A", together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which are to be installed in said building by the Landlord for the use of the Tenant in its occupancy of the Leased Premises.

                  1.2 Tenant shall be obligated to pay rent on the Expansion Space whether it utilizes it or not. Rent for the first 2 years of the lease term shall be at the rate of $6.00/sq.ft. Thereafter it shall increase to the same rental / sq.ft. as the Original Space. However, if during the first 2 years of the lease term Tenant makes any use of the Expansion Space, even for storage, the rental / sq.ft. shall increase to the same amount as the Original Space.

                  1.3 Tenant shall have an option to expand the Leased Premises by renting all of the area identified on Schedule "A, consisting of 5707 square feet ("Reserved Space"). This option must be exercised by Tenant within 24 months from the Commencement Date, as defined hereafter. In the event Tenant elects to exercise the option it must do so in writing and provide Landlord with all of the design criteria necessary to prepare plans for the construction of the Reserved Space. Landlord shall have 6 months thereafter to complete construction of said space during which time Tenant shall continue to pay rent as set forth in Paragraph 4. Tenant may notify the Landlord that it is cancelling this option at any time, provided that Tenant shall be responsible for paying the rent on the Reserved Space for 6 months after Landlord receives said notice.


         2.       TERM OF LEASE

                  The term of the Lease shall be 10 years, to commence on or about June 1, 1998 ("Commencement Date") and to end May 31, 2008, which dates are subject to Tenant signing this Lease by January 1, 1998 and to the construction provisions set forth below. In the event Tenant exercises its option to lease the Reserved Space, the lease for the Reserved Space shall expire on the same date as the lease for the initial space.

         3.       CONSTRUCTION

                  3.1 The Landlord shall substantially complete the Leased Premises in accordance with the drawing attached as Schedule "A" and the Basis of Facility Design attached as Schedule "B". Final construction plans ("Plans") shall be prepared from the information contained in Schedules A & B. If Tenant elects to modify the

Schedules, it must do so prior to January 15, 1998, or the Commencement Date may be extended by a like number of days. After the Plans are prepared Landlord will deliver to Tenant an estimate of the cost of construction and Tenant shall have 5 business days to advise Landlord whether it needs to modify the design to reflect its budgetary needs. If the Plans need to be modified, the Commencement Date shall be extended by a like number of days. The cost of such work shall be borne by the Landlord up to $769,958 ($43.00/sq.ft.) with any amounts in excess thereof borne by Tenant. In the event the construction cost exceeds $43.00/sq.ft., the Landlord, with the prior written approval of Tenant, shall pay up to another $6.00/sq.ft.; which sum shall be reimbursed by Tenant prior to occupancy. Any amount over $6.00/sq.ft. shall be invoiced to Tenant periodically and Tenant agrees to pay said sums within 10 days of receipt of the invoice. Any such sums not paid by the date the CO/CA (as defined below) is issued shall accrue interest at the rate of 1-1/2 percent per month. Tenant shall not be permitted to occupy the Leased Premises if any such sums remain unpaid by the date the CO/CA is issued, but shall be responsible for paying rent and all other charges from said date. In the event the construction costs are less than $43.00/sq.ft. the rent shall be reduced by 17.5 cents/sq.ft. for every dollar per square foot of construction cost spent less than the $43.00 allowance. The completed work shall be evidenced by either a Permanent or Temporary Certificate of Occupancy, or a Permanent or Temporary Certificate of Acceptance ("CO/CA") issued by the governmental instrumentality having jurisdiction thereof. The CO/CA shall contain no conditions which would prohibit Tenant from having full use of the Leased Premises, subject to Tenant obtaining all necessary permits for the operation of its business. Landlord shall be responsible for compliance with the construction provisions of the Americans with Disabilities Act until the Commencement Date (as defined hereafter) with the Tenant responsible thereafter.

                  3.2 In determining the Construction Cost as set forth above the costs charged by all consultants, subcontractors, material suppliers and governmental authorities ("Actual Cost") shall be marked up for general conditions, overhead and profit as follows:


              Construction Cost = Actual Cost x 1.02 x 1.09 x 1.075

                  3.3 In the event Tenant exercises its option to lease the Expansion Space, or the Reserved Space, Landlord shall be responsible for constructing said space and shall give Tenant an allowance for construction costs of $43.00/sq.ft. In the event the construction costs of the Reserved Space or Expansion Space are less than $43.00/sq.ft. the rent for the Reserved Space or Expansion Space shall be reduced by 17.5 cents/sq.ft. for every dollar per square foot of construction cost spent less than the $43.00 allowance. In the event the construction costs exceed $43.00/sq.ft. Landlord shall invoice Tenant periodically and Tenant agrees to pay said sums within 10 days of receipt of the invoice. Any sums not paid within 10 days of the invoice date shall accrue interest at the rate of 1-1/2%/month from the invoice date. Tenant shall not be permitted to occupy the Reserved Space or Expansion Space if any such sums remain unpaid by the date the CO/CA for the Reserved Space or Expansion Space is issued, but shall be responsible for paying rent and all other charges from said date. The Construction Costs during the construction of the Expansion or Reserved Space shall be determined as set forth in Paragraph 3.2 above.

                  3.4 The Landlord shall have the right to substitute for the materials and equipment required by the Plans, materials and equipment of equal quality, standard and cost, provided said substitutions conform with applicable building codes. It is agreed that for the purpose of this Lease, wherever and whenever the term "substantial completion" is used, it shall not include items of maintenance, service, punch list or guarantee. The Leased Premises shall be considered substantially completed upon the issuance of a CO/CA. In the event the premises are substantially completed prior to or after June 1, 1998, the lease term shall commence on the first day of the next succeeding month (hereinafter called the "Commencement Date") and shall continue for a term of 10 years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month1s rent for that portion of the month prior to the Commencement Date. During said period of partial monthly occupancy, all other terms and conditions of this Lease shall apply. In the event a Temporary CO/CA is issued, Landlord agrees to obtain a Permanent CO/CA as soon as possible.

         4.       RENT

                  4.1 The Tenant covenants and agrees to pay rent, based on the number of square feet it leases, as follows:

                              RENT PER SQUARE FOOT

      Lease term         Original Space    Expansion Space       Reserved Space
      ----------         --------------    ---------------       --------------
      Years 1 - 5            $16.50            $16.50(1)             $16.50(2)

      Years 6-10             $18.98            $18.98                $18.98
  Up to max. of 2 yrs.                         $6.00(3)
Until space constructed                                              $6.00(4)

The actual rent to be paid by Tenant shall be paid on a monthly basis, which monthly payments shall be made promptly in advance on the first day of each and every month during the term of the Lease without demand and without off-set or deduction, together with such additional rent and other

     (1) At the earlier of 2 years, or when utilized by Tenant for any purpose.

     (2) If Tenant exercises option and after Landlord delivers completed space to Tenant.

     (3) Plus cost to construct and operate the minimum necessary utility systems required to separately heat and maintain the Expansion Space.

     (4) Plus cost to construct and operate the minimum necessary utility systems required to separately heat and maintain the Reserved Space.

charges required to be paid by Tenant as are hereinafter set forth, all of which charges shall be considered additional rent.

                  4.2 Tenant shall pay as additional rent its proportionate share of the repairs, maintenance, taxes, insurance and any other charges allocated amongst the Tenants. Tenants Proportionate Share shall be based on the relationship between the gross square footage leased to Tenant and the gross square footage of building construction completed in the office/industrial park to date, but shall not include the Expansion Space or Reserved Space until such space is occupied by Tenant. Tenant's Proportionate Share shall adjust once a year as additional space is constructed in the office/industrial park. Landlord shall be responsible for the Common Area Expenses for any building areas not occupied by other tenants.

         5.       PARKING AND USE OF EXTERIOR AREA

                  The Tenant shall have the right to use parking spaces on a non-exclusive basis in common with other tenants of the office/industrial park. Landlord reserves the right to allocate specific parking spaces if it chooses. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic on the property. In connection with the use of the loading platforms, if any, Tenant agrees that it will not use the same so as to unreasonably interfere with the use of the access driveways and parking areas. Tenant shall not store trailers or other vehicles on any portion of the access driveways or parking areas, and may not utilize any portion of the land outside of the Leased Premises for any purpose unless consented to in advance by Landlord.

         6.       USE


                  The Tenant covenants and agrees to use and occupy the Leased Premises only as office, general laboratory and pilot plant manufacturing, which use is expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof.

         7.       REPAIRS AND MAINTENANCE

                  7.1 Tenant shall generally maintain and repair the Leased Premises, and shall, at the expiration of the term, deliver the Leased Premises in good order and condition, damages by fire or casualty, the elements and ordinary wear and tear excepted. The Tenant covenants and agrees that it shall not cause or permit any waste, damage or disfigurement to the Leased Premises, or any overloading of the floors. The Tenant shall make all repairs to the floor surface (excluding normal wear and tear), the electrical and plumbing systems located within the Leased Premises, including all ballasts and fluorescent fixtures. Landlord shall be responsible for repairs and replacements necessary to the roof, exterior and load-bearing walls, and electric and plumbing systems to the point where they enter the Leased Premises, unless repair is necessitated by any act of Tenant or its agents.

                  7.2 The Tenant shall, at its own cost and expense, pay all utility meter and service charges, including gas and electric. The Tenant agrees to maintain all areas at a minimum temperature of 45 degrees to prevent the freezing of domestic water and sprinkler pipes. Tenant shall not store any garbage or recyclables outside the Leased Premises, and shall deliver its garbage and recyclables to the central receiving area.

         8.       COMMON AREA EXPENSES TAXES AND INSURANCE

                  8.1 The Tenant shall pay to the Landlord, monthly, as additional rental, its Proportionate Share of the following items all of which shall be known as Common Area Expenses:

                  8.2 The costs incurred by the Landlord for the expense, maintenance or repair of the following:

                       (a) The costs incurred by the Landlord for the expense, maintenance or repair of the following:

                           (1)   lawns and shrubbery;

                           (2)   water and standby sprinkler charges;

                           (3)   exterior lighting;

                           (4)   exterior sewer lines;

                           (5)   exterior utility lines;

                           (6)   repair and maintenance of any signs serving

                                 the office/industrial park;

                           (7)   snow removal;

                           (8)   garbage disposal;

                           (9)   general ground maintenance;

                           (10)  parking lot, driveways and walkways;

                           (11) maintenance contract for the roof, HVAC and building site;

                           (12)  pest control;

                           (13)  central station monitoring; and

                           (14) other maintenance expenses normally incurred by Landlord.

                       (b) A management fee of 3% of the net rent;

                       (c) The real estate and personal property taxes assessed against the Leased Premises for land, building and improvements, along with any levy for the installation of local improvements affecting the Leased Premises assessed by any governmental body having jurisdiction thereof. The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. In addition to its Proportionate Share of the above items, Tenant shall pay directly all real estate taxes assessed by the municipality on its Tenant improvements.

                       (d) The annual insurance premiums charged to the Landlord for insurance coverage which insures the building of which the Leased Premises is a part. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage and comprehensive liability, and insurance for one year's rent. Any increase in the insurance premiums due to a change in rating of the building which is solely attributable to Tenant's use, or due to special Tenant equipment, shall be paid entirely by the Tenant.

                       (e) The following expenses shall not be considered Common Area Expenses:

executive salaries of the Landlord; costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent covered by insurance; costs incurred in performing specialized work or services for any other tenant; depreciation; brokerage commissions; utilities furnished specifically to other tenants; refinancing costs; and mortgage principal and interest payments.

                  8.3 During the first year of the lease term, the Landlord shall estimate the Common Area Expenses, as if the building were 100% rented. Landlord shall furnish such estimate to the Tenant, and Tenant shall pay its Proportionate Share monthly together with the rent. At the expiration of the first calendar year of the lease term, the Landlord shall furnish to Tenant a detailed breakdown of the actual Common Area Expenses. Tenant shall have the right, within 30 days of receipt of the breakdown, and during normal business hours, to examine Landlord's books and records with respect to the Common Area Expenses. In the event Tenant's Proportionate Share shallbe greater than the aggregate paid by the Tenant during the prior period, Tenant shall pay any difference, in one lump sum within 15 days after demand. In the event Tenant shall have overpaid its Proportionate Share, any such overage shall be applied to the Common Area Expenses prospectively due under the Lease. This procedure shall be followed during each year of the lease term, and at the expiration of the Lease, any overage or underage shall be credited or paid after computation by the Landlord, which obligation of Landlord and Tenant shall survive the expiration of the lease term.

                  8.4 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to the law which shall authorize such change.

                  8.5 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of $1,000,000.00 per accident for 1 person, $3,000,000.00 per accident for 2 or more persons, and a minimum amount of $300,000.00 for property damage. The Tenant shall add the Landlord as a party insured on such policy and will furnish Landlord with a certificate of said liability insurance prior to the Commencement Date. The certificate shall contain a clause that the policy will not be cancelled except on 10 days written notice to the Landlord.

                  8.6 The parties covenant and agree that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

         9.       SIGNS

                  At its sole expense the Tenant shall have the right to install at the Leased Premises, at a location to be approved by the Landlord, only such signs as are required by Tenant for the purpose of identifying the Tenant, which signs are compatible with the design plan for the complex of buildings known as Cedar Brook Corporate Center, L.P. and are approved by the Landlord. Landlord's consent shall not be unreasonably withheld. The signs shall comply with the rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The installation of such signs shall not cause any structural damage to the building and shall not be permitted on the roof.

         10.      ASSIGNMENT AND SUBLETTING

                  10.1 The Tenant may not assign or sublet the Leased Premises or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested. In such event, the Landlord shall have 60 days from receipt of such notice to elect to re-capture the Leased Premises and terminate the Lease or to consent to the assignment of the Lease or the sublease of the Leased Premises.

                  10.2 If Landlord elects to recapture the Leased Premises, Tenant shall surrender the Leased Premises no later than 90 days after Landlord's written notice of its election to recapture. In the event of recapture, the Tenant shall have no further liability to the Landlord hereunder, except for the provisions of paragraphs 12, 28 and 27(excluding the obligation to remove alterations and improvements and restore the Leased Premises).

                  10.3 In connection with any permitted assignment or subletting, (i) the Tenant shall pay monthly to the Landlord one-half of any increment in rent received by Tenant per square foot over the rent then in effect during the year of the assignment or subletting, which payment shall be made monthly together with the required rent hereunder; and (ii) if Tenant receives any consideration or value for such assignment or subletting, Landlord shall be paid one-half of any such consideration or value within 10 days after receipt of the same by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

                  10.4 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within Lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this Lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

         11.      FIRE AND CASUALTY

                  11.1 In case of any damage to or destruction of any portion of the building of which the Leased Premises is a part by fire or other casualty occurring during the term of this lease (or previous thereto), which shall render at least 1/3 of the floor area of the Leased Premises or the building untenantable or unfit for occupancy, which damage cannot be repaired within 180 days from the happening of such casualty, using reasonable diligence ("Total

Destruction") then the term hereby created shall, at the option of either party, upon written notice to the other within 15 days of such fire or casualty, cease and become null and void from the date of such Total Destruction. In such event the Tenant shall immediately surrender the Leased Premises to the Landlord and this Lease shall terminate. The Tenant shall only pay rent to the time of such Total Destruction. However, in the event of Total Destruction if neither party shall elect to cancel this lease within the 15 day period the Landlord shall repair and restore the same to substantially the same condition as it was prior to the damage or destruction, with reasonable speed and dispatch. The rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after the premises are restored as evidenced by the issuance of a CO/CA by municipal authorities. In any case where Landlord must restore, consideration shall be given for delays which would justify non-performance under the Force Majeure paragraph in this Lease.

                  11.2 In the event of any other casualty which shall not be tantamount to Total Destruction the Landlord shall repair and restore the Building and the Leased Premises to substantially the same condition as they were prior to the damage or destruction, with reasonable speed and dispatch. The rent shall abate or be equitably apportioned as to any portion of the Leased Premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant to conduct its business. The rent shall recommence immediately upon restoration of the Leased Premises as evidenced by the issuance of a CO/CA by municipal authorities.

                  11.3 In the event of any uninsured casualty, the Landlord may elect to treat the casualty as though it had insurance or it may terminate the lease. If it treats the casualty as though it had insurance then the provisions of this paragraph shall apply. The Landlord shall serve a written notice upon the Tenant within 15 days of the casualty specifying the election which it chooses to make.

                  11.4 In the event the Landlord rebuilds, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property in order to permit Landlord to expedite the construction. The Tenant shall assume at its sole risk the responsibility for damage to or security of such fixtures and equipment in the event that any portion of the building area has been damaged and is not secure.

         12.      COMPLIANCE WITH LAWS. RULES AND REGULATIONS

                  12.1 (a) The Tenant agrees that upon acceptance and occupancy of the Leased Premises, it will, at its own cost and expense, comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments arising from the operations of Tenant at the Leased Premises. The Tenant also agrees that it will not commit any nuisance, and will dispose of all garbage and waste in connection with its operations so as to avoid unreasonable emissions of dirt, fumes, odors or debris.

                       (b) The Tenant agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and the Board of Fire Underwriters, in connection with Tenant's use and occupancy of the Leased Premises.

                  12.2 In case the Tenant shall fail to comply with all material provisions of the aforesaid statutes, ordinances, rules, orders, regulations and requirements then the Landlord may, after 10 days' notice (except for emergency repairs, which may be made immediately), enter the Leased Premises and take any reasonable actions to comply with them, at the cost and expense of the Tenant. The cost thereof shall be added to the next month's rent and shall be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant. However, in the event that all necessary repairs are made by Tenant, the initial failure to comply with the aforesaid laws and regulations shall not constitute an event of default.

                  12.3 Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claim, damage, liability, cost, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any claim that the Tenant is causing air, ground or water pollution; and the Tenant shall take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased premises. Landlord expressly covenants and agrees to indemnify, defend and save the Tenant harmless against any claim, damage, liability, cost, penalties, or fines which the Tenant may suffer as a result of air, ground or water pollution that predates Tenant's occupancy.

                  12.4 Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) "ISRA", and its regulations, prior to the termination of the Lease or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the Original Base Rent then in effect, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this paragraph. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection ("NJDEP"), an approved "negative declaration" or a "remediation agreement" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to the NJDEP, including all environmental reports, test results and other supporting documentation. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of the remediation which is attributable to the Tenant's operation. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 2834 and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in strict compliance with all governmental rules, regulations and procedures. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number and obtain Landlord's consent for any change in the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the lease term. In addition to the above, Tenant agrees that it shall cooperate with Landlord in the event ISRA is applicable to any portion of the property of which the Leased Premises are a part. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP, and Landlord shall reimburse the Tenant for the reasonable cost thereof

         13.      INSPECTION BY LANDLORD

                  The Tenant agrees that the Landlord shall have the right to enter into the Leased Premises at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), or to make such repairs as are necessary. Any repair shall not unduly interfere with Tenant's use of the Leased Premises.

         14.      DEFAULT BY TENANT

                  14.1 Each of the following shall be deemed a default by Tenant and a breach of this lease:

                             (a) Filing of a petition  by the Tenant for
adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with;

                             (b) Failure of Tenant to make any payment of any
rent or additional rent herein reserved or any part thereof, which continues for 3 days after telephone notice of non-payment from Landlord. However, Landlord shall not be obligated to provide said notice more than twice in any calendar year.

                             (c) A default in the performance of any other
covenant or condition of this Lease on the part of the Tenant to be performed for a period of 10 days after notice. However, no default on the part of Tenant shall be deemed to exist if it diligently commences efforts to rectify same and Landlord is indemnified against loss or liability arising from the default.


                  14.2 In the event of any default set forth above, Landlord may serve written notice upon the Tenant electing to terminate this lease upon a specified date not less than 10 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

                  14.3 In case this Lease shall be terminated Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property within 10 days after such default, dispossession or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall at the option of the Landlord, be deemed to be abandoned, or the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

                  14.4 In case this Lease shall be terminated, Landlord may relet the whole or any portion of the Leased Premises for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord shall make reasonable efforts to relet the Leased Premises. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises, but Tenant shall receive credit for any such rents to offset its liability pursuant to Paragraph 15 hereof.

                  14.5 In the event this Lease is terminated and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant all rent due and all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due at such time as they are incurred by Landlord; and a sum equal to all damages set forth in this Paragraph 14 and in Paragraph 15. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which have become due and payable to the Landlord without waiting until the end of the term.

         15.      LIABILITY OF TENANT FOR DEFICIENCY

                  In the event that the relation of the Landlord and Tenant terminates by reason of

                       (a) a default by the Tenant and the re-entry of the Landlord as permitted herein;


                       (b) by the ejectment of the Tenant by summary proceedings or other judicial proceedings;

                       (c) after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent and any other charges which shall accrue. The Tenant expressly agrees to pay as damages for such breach of this Lease the difference between the rent reserved and the rent received, if any, by the Landlord, during the remainder of the unexpired term.

         16.      NOTICES

                  All notices required by this Lease shall be given by certified mail, return receipt requested, overnight courier or personal delivery with receipt, at the address set forth on the first page of this lease, and/or such other place as the parties may designate in writing.

         17.      NON-WAIVER BY LANDLORD

                  The failure of Landlord to insist upon the strict performance of any of the terms of this Lease, or to exercise any option contained herein, shall not be construed as a waiver of any such term. Acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term of this Lease, shall not be deemed a waiver of such breach, nor shall acceptance of rent in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by Tenant. No waiver by Landlord of any term of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

         18.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

                  The Tenant may not make alterations, additions or improvements to the Leased Premises, or change the door locks or window coverings, or in any way alter access to the Leased Premises without the consent of the Landlord, which consent Landlord is not required to give. Tenant shall furnish to Landlord as-built drawings of any alterations, additions or improvements which are made, with an adjustment of rent applicable to any change in the character of the space, such as from warehouse to office. Landlord agrees to review any alteration, addition, or improvements proposed by Tenant within 10 days of receipt of plans and specifications, and advise Tenant of its decision. Any approval given is not intended to subject the Landlord's property to liability under any lien law.

         19.      NON-LIABILITY OF LANDLORD


                  Tenant agrees to assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty absent gross negligence or gross malfeasance by the Landlord. Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless arising from gross negligence or willful misconduct of Landlord.

         20.      RESERVATION OF EASEMENT

                  Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs the Landlord, shall, at its own cost and expense, restore or redesign said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business.

         21.      STATEMENT OF ACCEPTANCE

                  Upon the delivery of the Leased Premises to the Tenant the Tenant covenants and agrees that it will furnish to Landlord a statement which shall set forth the Date of Commencement and the Date of Expiration of the lease term.

         22.      FORCE MAJEURE

                  Except for the obligation of the Tenant to pay rent and other charges, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts(3) civil commotion, acts of God, government prohibitions or preemptions or embargoes, inability to obtain material or labor by reason of governmental regulations, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

         23.      STATEMENTS BY LANDLORD AND TENANT

                  Landlord and Tenant agree at any time and from time to time upon not less than 10 days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance.

         24.      CONDEMNATION

                  24.1 If due to condemnation, (i) more than 15% of the Leased Premises is taken or rendered untenantable, or (ii) more than 25% of the ground is taken (including parking areas, but excluding front, side and rear set back areas) and, in the opinion of either party, said taking unreasonably or unduly interferes with the use of the Leased Premises, the lease term created shall terminate from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Property. The Tenant shall be responsible for the payment of rent unfit the time of surrender. In any event, no part of the Landlord's condemnation award shall be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have.

                  24.2 In the event of any partial taking which would not be cause for termination of the Lease, or in the event of any partial taking in excess of the percentages provided above and Tenant retains the balance of the Leased Premises remaining after such taking, then the rent shall abate in an amount to be mutually agreed upon between the Landlord and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after the condemnation. The Landlord shall, to the extent permitted by applicable law and as the same may be practicable promptly make such repairs and alterations in order to restore the building and/or improvements to usable condition to the extent of any condemnation award received by Landlord.

          25.      LANDLORD'S REMEDIES

                  25.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

                  25.2 In addition to any other legal remedies for violation or breach of this lease by the Tenant or by anyone holding or claiming under the Tenant such violation or breach shall be restrainable by injunction at the suit of the Landlord.

                  25.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

         26.      QUIET ENJOYMENT


                  The Landlord covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease term.

         27.      SURRENDER OF PREMISES

                  On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations and improvements to the Leased Premises. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant after the Commencement date, and restore the Leased Premises to its original state, normal wear and tear excepted. Prior to the expiration of the Lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant. If the Leased Premises are not surrendered at the end of the Lease term, the Tenant shall be liable for rent pursuant to NJSA 2A:42-6, but the amount shall be 150% of the then current rent. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation any claims made by any succeeding tenant founded on the delay, and any loss of income suffered by Landlord. These covenants shall survive the termination of the Lease.

         28.      INDEMNITY

                  Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance hereunder the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

                             (a) Any matter, cause or thing arising out of
Tenant's use, occupancy, control or management of the Leased Premises and any part thereof unless arising from gross negligence or willful misconduct of Landlord;

                             (b) Any negligence on the part of the Tenant or any
of its agents, contractors, servants, employees, licensees or invitees;

                             (c) Any accident, injury, damage to any person or
property occurring in, or about the Leased Premises, unless caused by the gross negligence or willful misconduct of Landlord;

                             (d) Any failure on the part of Tenant to perform or
comply with any of its covenants, agreements, terms or conditions contained in this Lease.

                  Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord.

         29.      LEASE CONSTRUCTION

                  This Lease shall be construed pursuant to the laws of the State of New Jersey.

         30.      BIND AND INURE CLAUSE

                  The terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective heirs, successors and assigns.

         31.      INCLUSIONS

                  The neuter gender when used herein, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

         32.      DEFINITION OF TERM "LANDLORD"

                  When the term "Landlord" is used in this Lease it shall be construed to mean and include only the owner of title to the building. Upon the transfer by the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations to be performed by the Landlord thereafter, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the transferee of the obligations of the Landlord hereunder.

         33.      COVENANTS OF FURTHER ASSURANCES

                  If, in connection with obtaining financing for the improvements on the Leased Premises, the mortgage lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

         34.      COVENANT AGAINST LIENS

                  Tenant agrees that it shall not encumber, or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Paragraph shall be considered a breach of this Lease.

         35.      SUBORDINATION

                  This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land and building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute such further documents evidencing the subordination of the Lease to the lien of any mortgage or ground lease as shall be desired by Landlord. Tenant appoints Landlord the attorney in fact of the Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant. Landlord shall use its best efforts to obtain a non-disturbance agreement from any lender with whom it obtains a mortgage in the future.

         36.      EXCULPATION OF LANDLORD

                  None of the principals of Landlord shall have any personal obligation for payment of any indebtedness or for the performance of any obligation under this Lease. The Tenant agrees that no deficiency judgment or other judgment for money damages shall be entered by it against Landlord's principals personally in any action.

         37.      NET RENT

                  It is the intent of the Landlord and Tenant that this Lease shall yield, net to Landlord, the rent specified and all additional rent and charges in each month during the term of the Lease, and that all costs, expenses and obligations of every kind relating to the Lease Premises shall be paid by the Tenant, unless expressly assumed by the Landlord, such as in Paragraph 7.1.

         38.      SECURITY

                  Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of $145,791.25, representing an estimate of five months rent, as security for the full and faithful performance of its obligations under this Lease. Prior to the Commencement Date Tenant shall deposit with Landlord any additional sum to bring the security deposit up to a full five months rent, based on paragraph 4. Landlord shall return to Tenant one months security at the end of each year for the first 3 years of this Lease, provided that Tenant's annual financial statement indicates that it has $10,000,000 cash on hand. It is the intention of the parties that Landlord shall never hold less than 2 months security. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the

Landlord shall return the security deposit to the Tenant. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the security during the term of this Lease. It is expressly understood and agreed that the Landlord shall not be required to segregate the security.

         39.      BROKERAGE

                  The parties mutually represent to each other that Tom Sullivan and Caroline Sica of CB Commercial Real Estate Group, Inc. are the brokers who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the Lease. It is agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the brokerage commission in connection with this Lease.

         40.      LATE CHARGES

                  In addition to any other remedy, a late charge of 1-1/2% per month, retroactive to the date rent was due, shall be due and payable, without notice from Landlord, on any portion of rent or other charges not paid within 10 days of the due date.

         41.      OPTION TO RENEW

                  Provided the Tenant is not in default hereunder, it has the right to renew this Lease, for an additional 10 year term, to commence at the end of the initial term of this Lease. The renewal shall be upon the same terms and conditions as contained in this Lease, except the Original Base Rent shall be increased as follows:

                            Years 11 - 15  -  $21.50/sq.ft.
                            Years 16 - 20  -  $24.00/sq.ft.

                  The rent shall be paid as set forth in Paragraph 4. The option of the Tenant to renew this Lease is expressly conditioned upon the Tenant delivering to the landlord a notice, in writing, by Certified Mail Return Receipt Requested, 270 days prior to the date fixed for the termination of the original Lease term.

         42.      ADDITIONAL LEASED SPACE

                  In the event Tenant notifies Landlord that it will agree to lease a total of 41,000 square feet, Landlord shall use its best efforts to provide or construct additional space for the Tenant in Cedar Brook Corporate Center, or one of its other industrial parks. Such space shall be contiguous. Landlord shall advise Tenant within 90 days whether it is able to provide such space. The rent and terms for such space will be agreed at the time and will be comparable to other similar space leased by Landlord. If such additional leased space is constructed by Landlord and occupied by Tenant, then Tenant shall have the option to terminate this lease upon its occupancy of the additional leased space.

         43.      PRESS RELEASES

                  Landlord shall be permitted to use Tenant's name, and the fact that it leases space, in any press releases relating to the Cedar Brook Corporate Center.

                  IN WITNESS WHEREOF, the parties hereto have executed this document on the date first above written.

                                       Cedar Brook Corporate Center, L.P.
Date:  February 24, 1998               By: /S/ Cedar Brook
                                           ---------------
                                           Landlord

                                       Enamelon, Inc.

Date:  February 24, 1998               By: /S/ Edwin Diaz
                                           --------------
                                           Vice President-Finance,
                                           Chief Financial Officer and
                                           Treasurer

                                   SCREDULE B

                            BASIS OF FACILITY DESIGN

      up to 500 linear feet of laboratory benches similar to existing facility
o     solid core birch verneer doors  designed to meet ADA requirements
o     2 x 4 standard ceiling tiles in all laboratories mid general offices
o     2 x 2 standard ceiling tiles in executive offices and conference rooms
o     2 x 4 standard light fixtures with prismatic lenses in 2 x 4 ceiling grids
o     2x2 light fixtures with egg crate lenses in 2x2 ceiling grids
o     three (3) electrical outlets per office
o     four (4) electrical outlets per conference room
o twelve (12) wall outlets and two (2) quad outlets on laboratory benches per laboratory
o     four (4) laboratories, each having two (2) sinks
o     bathroom facilities designed to meet code requirements
o 80 tons of recirculating office-type HVAC system with heating/cooling combined rooftop units
o carpet in executive area and conference room upgraded to $17.00 per square yard
o     carpet in general office area at $12.00 per square yard
o standard VCT in laboratory areas and other areas designated by Enamelon, Inc.
o     vinyl cove base in all areas with finished floors
o     building permits
o     building standard blinds
o     painting of facility in semi-gloss or flat paint
o     fire sprinklers in accordance with code requirements

ITEMS EXCLUDED FROM PROPOSAL

o four 6-foot fume hoods and associated fans (if requested by tenant, costs shall be and additional $10,900 per year added to the rent)
o     upper cabinets in laboratories
o     dishwashers and dryers instrumentation
o     refrigerators/freezers
o     telephone and data Systems
o     fire and security systems
o     humidity controls